Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this amendment number 2 to Registration Statement No. (333-105942) of Teton Petroleum Company on Form SB-2 of our report dated March 28, 2003, on the December 31, 2002 consolidated financial statements of Teton Petroleum Company, appearing in the prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Experts" in such prospectus.




/s/ Ehrhardt Keefe Steiner & Hottman PC
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    Ehrhardt Keefe Steiner & Hottman PC



January 21, 2004
Denver, Colorado